UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

COMMUNITY FINANCIAL SHARES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-51296	36-4387843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Roosevelt Road, Glen Ellyn, Illinois 60137

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (630) 545-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 25, 2013, Community Financial Shares, Inc. (the “Company”) appointed Daniel Strauss to serve as a director of the Company. Mr. Strauss was appointed to the Board of Directors of the Company pursuant to the terms of the Securities Purchase Agreement, dated as of November 13, 2012, by and between the Company and the investors identified therein (the “Securities Purchase Agreement”). As previously disclosed, effective as of the closing of the transactions contemplated by the Securities Purchase Agreement, which occurred on December 21, 2012, Donald H. Wilson, Christopher Hurst, Daniel Strauss and Philip Timyan were appointed as advisory directors of the Company pending the Company’s receipt of all regulatory approvals required to appoint such individuals as directors of the Company. On March 25, 2013, the Company received the requisite regulatory approvals needed to appoint Mr. Strauss as a director of the Company. In connection with his appointment as a director, Mr. Strauss was also appointed to serve on the Nominating and Corporate Governance Committee of the Company’s Board of Directors.

Item 8.01	Other Events.

On March 26, 2013, the Company issued a press release announcing the preliminary results of its previously announced non-transferable rights offering, which expired at 5:00 pm Eastern time on March 22, 2013. The press release is filed as Exhibit 99.1 to this report, and incorporated by reference herein.

On March 28, 2013, the Company issued a press release announcing the closing of its previously announced non-transferable rights offering. The press release is filed as Exhibit 99.2 to this report, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1	Press release dated March 26, 2013

99.2	Press release dated March 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FINANCIAL SHARES, INC.

/s/ Scott W. Hamer
Scott W. Hamer
President and Chief Executive Officer

Date: March 28, 2013